UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 7, 2008
Date of Report (Date of earliest event reported)

SEARCHLIGHT MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-30995	98-0232244
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

#120 - 2441 W. Horizon Ridge Pkwy
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 939-5247
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 15, 2008, Searchlight Minerals Corp. (the “Company”) entered into a consulting agreement, dated for reference as of January 31, 2008, with RJ Falkner and Company, Inc. (“RJ Falkner”). Under the terms of the agreement, RJ Falkner will provide the Company with investor relations services, in exchange for which, the Company has agreed to pay RJ Falkner $3,000 per month, plus the reimbursement of any expenses directly incurred in connection with the provision of these services, with such expenses not to exceed $500 per month. The agreement will extend for a period of one year. Unless the Company provides RJ Falkner with notice of its intent to terminate the agreement by January 1, 2009, the agreement will continue on a month to month basis, and may be terminated thereafter upon 60 days advance notice.

A copy of the agreement is attached as exhibit 10.1 to this Current Report on Form 8-k.

SECTION 3 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On February 7, 2008, Searchlight Minerals Corp. (the “Company”) completed two private placement offerings (the “Foreign Offering” and the “US Offering” respectively) previously announced by the Company on January 3, 2008.

Foreign Offering

Under the Foreign Offering, a total of 1,637,500 units were issued at a price of $1.60 per unit, for total gross proceeds of $2,620,000, to non-US persons in reliance of Regulation S promulgated under the Securities Act of 1933 (the “Securities Act”). Each unit sold consisted of one share of the Company’s common stock and one-half of one share purchase warrant. Each whole share purchase warrant entitles the holder to purchase one additional share of the Company’s common stock at a price of $2.40 per share for a period of two years from the date of issuance. Each of the investors to the Foreign Offering has represented to the Company that they were not US persons as defined in Regulation S, and has provided representations indicating that they were acquiring the Company’s securities for investment purposes only and not with a view towards distribution.

The total number of units sold by the Company under the Foreign Offering constituted an over allotment of 387,500 units from the total number of units originally approved by the Company’s Board of Directors for the Foreign Offering.

A total of 80,000 shares of the Company’s common stock were issued by the Company as commission to agents in connection with the Foreign Offering.

US Offering

Under the US Offering, a total of 1,643,750 units were issued at a price of $1.60 per unit to US accredited investors pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”), for total gross proceeds of $2,630,000. Each unit offered under the US Offering consisted of one share of the Company’s common stock and one-half of one share purchase warrant. Each whole share purchase warrant entitles the holder to purchase one additional share of the Company’s common stock at a price of $2.40 per share for a period of two years from the date of issuance. Upon the issuance of these units, the Company’s Board of Directors terminated the US Offering.

The Company’s press release announcing the closing of the Foreign Offering and the US Offering is attached as Exhibit 99.1 to this Current Report.

ITEM 7.01	REGULATION FD DISCLOSURE.

Clarkdale Slag Project Update

Searchlight Minerals Corp. anticipates that its first production module on the Clarkdale Slag Project will commence operating as early as mid-April, 2008 as certain critical equipment have been installed into the building that will house the module on the site.

The above announcement is fully described in the press release attached as Exhibit 99.1 to this Current Report which is incorporated by reference herein pursuant to General Instruction F of Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit Number	Description of Exhibit
10.1	Consulting Agreement dated January 31, 2008 between Searchlight Minerals Corp. and RJ Falkner and Company, Inc.
99.1	Press Release dated February 11, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARCHLIGHT MINERALS CORP.
Date: February 18, 2008
	By:	/s/ Carl S. Ager
CARL S. AGER, SECRETARY